                                                                     EXHIBIT 99b
                                                                     -----------




                                 BAYBANKS, INC.

                           CONSOLIDATED BALANCE SHEET

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                              SEPTEMBER 30   DECEMBER 31   SEPTEMBER 30
                                                                                  1995          1994           1994
                                                                              ------------   -----------   ------------
ASSETS
Cash and due from banks.....................................................  $   749,763    $   829,170   $   658,070
Trading accounts............................................................       77,076         27,416        21,521
Securities portfolios
  Interest-bearing deposits and other short-term investments................      349,310        166,286       155,503
  Securities available for sale -- amortized cost $316,939 at September 30,
    1995, $220,132 at December 31, 1994, and $140,599 at September 30,
    1994....................................................................      317,664        220,602       141,406
  Investment securities -- market value $2,199,459 at September 30, 1995,
    $2,481,584 at December 31, 1994, and $2,842,806 at September 30, 1994...    2,190,033      2,556,249     2,892,584
                                                                              -----------    -----------   -----------
                                                                                2,857,007      2,943,137     3,189,493
Loans, net of unearned income and fees
  Commercial................................................................    1,594,045      1,528,265     1,421,961
  Commercial real estate....................................................    1,081,386        956,596       910,185
  Residential mortgage......................................................    1,944,293      1,335,466     1,283,960
  Instalment................................................................    2,856,772      2,828,193     2,736,869
                                                                              -----------    -----------   -----------
                                                                                7,476,496      6,648,520     6,352,975
  Less allowance for loan losses............................................      153,808        146,835       150,614
                                                                              -----------    -----------   -----------
                                                                                7,322,688      6,501,685     6,202,361
Premises and equipment, net.................................................      204,614        195,430       191,629
Other real estate owned and in-substance foreclosures, net..................       18,703         67,399        77,566
Goodwill and other intangibles..............................................       47,857          4,421         3,330
Other assets................................................................      247,062        202,289       192,967
                                                                              -----------    -----------   -----------
         Total assets.......................................................  $11,524,770    $10,770,947   $10,536,937
                                                                              ===========    ===========   ===========
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Demand....................................................................  $ 2,190,591    $ 2,214,761   $ 2,063,635
  NOW accounts..............................................................    1,481,047      1,491,694     1,415,506
  Savings...................................................................    1,466,976      1,462,459     1,486,199
  Money market deposit accounts.............................................    2,545,710      2,560,425     2,602,956
  Consumer time.............................................................    1,819,229      1,095,357     1,014,838
  Time -- $100,000 or more..................................................      219,808        175,663       112,932
                                                                              -----------    -----------   -----------
                                                                                9,723,361      9,000,359     8,696,066
Federal funds purchased and other short-term borrowings.....................      731,979        849,517       951,037
Accrued expenses and other accounts payable.................................       92,157         71,854        60,653
Long-term debt..............................................................       64,829         51,154        54,009
Guarantee of ESOP indebtedness..............................................        6,289          9,451         9,451
Stockholders' equity:
  Common stock, par value $2.00 per share
    Shares authorized -- 50,000,000
    Shares issued -- 19,622,393 at September 30, 1995, 18,999,354 at
     December 31, 1994, and 18,999,093 at September 30, 1994................       39,245         37,999        37,998
  Surplus...................................................................      359,102        314,924       313,968
  Retained earnings.........................................................      514,097        445,167       423,206
                                                                              -----------    -----------   -----------
                                                                                  912,444        798,090       775,172
Less treasury stock at cost -- 1,431 shares at December 31, 1994............           --             27            --
Less guarantee of ESOP indebtedness.........................................        6,289          9,451         9,451
                                                                              -----------    -----------   -----------
         Total stockholders' equity.........................................      906,155        788,612       765,721
                                                                              -----------    -----------   -----------
         Total liabilities and stockholders' equity.........................  $11,524,770    $10,770,947   $10,536,937
                                                                              ===========    ===========   ===========

                                 BAYBANKS, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                                              THIRD QUARTER               NINE MONTHS
                                                            ENDED SEPTEMBER 30         ENDED SEPTEMBER 30
                                                         ------------------------   ------------------------
                                                            1995          1994         1995          1994
                                                         ----------    ----------   ----------    ----------
Income on interest-bearing deposits and other
  short-term investments...............................  $    5,140    $    1,822   $   11,144    $    6,232
Interest on securities available for sale and
  investment
  securities...........................................      36,513        40,754      112,220       101,299
Interest and fees on loans.............................     165,282       130,240      467,057       368,008
                                                         ----------    ----------   ----------    ----------
Total income on earning assets.........................     206,935       172,816      590,421       475,539
Interest expense on deposits and borrowings
  Deposits.............................................      63,910        39,640      168,949       109,027
  Short-term borrowings................................      11,794        12,475       42,418        23,199
  Long-term debt.......................................       1,034           697        2,686         1,827
                                                         ----------    ----------   ----------    ----------
Total interest expense.................................      76,738        52,812      214,053       134,053
                                                         ----------    ----------   ----------    ----------
Net interest income....................................     130,197       120,004      376,368       341,486
Provision for loan losses..............................       6,000         6,000       19,000        18,000
                                                         ----------    ----------   ----------    ----------
Net interest income after provision for loan losses....     124,197       114,004      357,368       323,486
Noninterest income
  Service charges and fees on deposit accounts.........      28,030        28,176       82,313        82,218
  Other noninterest income.............................      29,314        24,381       82,224        74,085
                                                         ----------    ----------   ----------    ----------
Total noninterest income...............................      57,344        52,557      164,537       156,303
Net securities gains...................................          42            --           43           475
Operating expenses
  Salaries and benefits................................      65,128        58,264      186,863       172,081
  Occupancy and equipment..............................      23,272        21,897       68,286        66,091
  Other operating expenses.............................      36,709        34,545      106,438       103,441
                                                         ----------    ----------   ----------    ----------
Total operating expenses...............................     125,109       114,706      361,587       341,613
Provision for OREO reserve, net........................        (229)        2,415          771         7,852
                                                         ----------    ----------   ----------    ----------
Total operating expenses after OREO provision..........     124,880       117,121      362,358       349,465
                                                         ----------    ----------   ----------    ----------
Income before taxes and cumulative effect of accounting
  change...............................................      56,703        49,440      159,590       130,799
Provision for income taxes.............................      21,984        20,407       60,038        53,133
                                                         ----------    ----------   ----------    ----------
Income before cumulative effect of accounting change...      34,719        29,033       99,552        77,666
Less cumulative effect of accounting change (net of tax
  benefit of $683 in 1994).............................          --            --           --           932
                                                         ----------    ----------   ----------    ----------
NET INCOME.............................................  $   34,719    $   29,033   $   99,552    $   76,734
                                                         ==========    ==========   ==========    ==========
Earnings Per Share
  Income before accounting change......................  $     1.74    $     1.51   $     5.11    $     4.06
  Less cumulative effect of accounting change..........          --            --           --          0.05
                                                         ----------    ----------   ----------    ----------
  Net Income...........................................  $     1.74    $     1.51   $     5.11    $     4.01
                                                         ==========    ==========   ==========    ==========
Average shares outstanding.............................  19,907,015    19,187,890   19,499,181    19,145,704

                                 BAYBANKS, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                             COMMON                RETAINED   TREASURY   ESOP LOAN
                                              STOCK    SURPLUS     EARNINGS    STOCK     GUARANTEE    TOTAL
                                             -------   --------    --------   --------   ---------   --------
BALANCE AS OF DECEMBER 31, 1993............  $37,486   $310,355    $367,662   $     --   $(12,241)   $703,262
  Net income -- Nine months ended September
    30, 1994...............................                          76,734                            76,734
  Cash dividends declared ($1.15 per
    share).................................                         (21,659)                          (21,659)
  Net change in valuation reserve related
    to securities available for sale
    portfolio, net of deferred income
    taxes..................................                             469                               469
  Other, principally employee benefit
    plans..................................      512      3,613                     --      2,790       6,915
                                             -------   --------    --------   --------   --------    --------
BALANCE AS OF SEPTEMBER 30, 1994...........  $37,998   $313,968*   $423,206   $     --   $ (9,451)   $765,721
                                             =======   ========    ========   ========   ========    ========
BALANCE AS OF DECEMBER 31, 1994............  $37,999   $314,924*   $445,167   $    (27)  $ (9,451)   $788,612
  Net income -- Nine months ended September
    30, 1995...............................                          99,552                            99,552
  Stock issued in acquisition of NFS
    Financial Corp. (NFS) (487,267
    shares)................................      975     37,641                                        38,616
  Options issued in acquisition of NFS
    (29,778 options).......................               1,504                                         1,504
  Cash dividends declared ($1.60 per
    share).................................                         (30,773)                          (30,773)
  Net change in valuation reserve related
    to securities available for sale
    portfolio, net of deferred income
    taxes..................................                             151                               151
  Other, principally employee benefit
    plans..................................      271      5,033                     27      3,162       8,493
                                             -------   --------    --------   --------   --------    --------
BALANCE AS OF SEPTEMBER 30, 1995...........  $39,245   $359,102*   $514,097   $     --   $ (6,289)   $906,155
                                             =======   ========    ========   ========   ========   =========

---------------

* Net of unamortized restricted stock compensation expense of $5,856, $6,150, and $6,844 at September 30, 1995, December 31, 1994, and September 30, 1994, respectively.

                                 BAYBANKS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30
                                                                                        -----------------------------
                                                                                           1995              1994
                                                                                        -----------       -----------
OPERATING ACTIVITIES
  Net income..........................................................................  $    99,552       $    76,734
  Adjustments to reconcile net income to net cash provided by operating activities:
    Proceeds from sales and maturities of trading account assets(1)...................    1,716,437         1,927,406
    Purchases of trading account assets...............................................   (1,774,781)       (1,949,810)
    Amortization of security premium..................................................       10,338            19,100
    Net securities gains..............................................................          (43)             (475)
    Fixed-rate mortgages sold.........................................................       79,535           255,043
    Fixed-rate mortgages originated for sale, net of principal payments...............      (98,629)         (149,286)
    Student loans transferred from portfolio and sold.................................      130,732           127,013
    Provision for loan losses.........................................................       19,000            18,000
    Amortization of goodwill and other intangibles....................................        1,243               419
    Depreciation and amortization of premises and equipment...........................       20,032            19,131
    Gain on sales of premises and equipment...........................................       (1,756)             (903)
    Provision for OREO reserve, net...................................................          771             7,852
    Deferred income taxes.............................................................        4,009            13,243
    Change in other assets............................................................      (41,148)           (2,148)
    Change in interest receivable.....................................................      (10,401)          (13,987)
    Change in accrued expenses and other accounts payable.............................        7,922             6,540
    Change in interest payable........................................................        9,921             1,255
                                                                                        -----------       -----------
        Net cash provided by operating activities.....................................      172,734           355,127
                                                                                        -----------       -----------
INVESTING ACTIVITIES
  Proceeds from sales of securities available for sale................................      110,348           264,758
  Proceeds from maturities of securities available for sale...........................       39,996           329,197
  Purchases of securities available for sale(1).......................................     (102,430)          (95,655)
  Proceeds from maturities of investment securities...................................    2,053,958           496,191
  Purchases of investment securities..................................................   (1,698,366)       (1,802,954)
  Net cash provided (used) by:
    Short-term investments............................................................     (163,441)          647,565
    Loans(2)(3)(4)....................................................................     (483,477)         (541,480)
  Proceeds from sales of premises and equipment.......................................        2,585             1,469
  Purchases of premises and equipment.................................................      (21,762)          (18,772)
  Proceeds from sales and payments related to OREO(3)(4)..............................       20,241            48,284
  Purchase of NFS, net of cash acquired...............................................      (40,056)               --
                                                                                        -----------       -----------
        Net cash used by investing activities.........................................     (282,404)         (671,397)
                                                                                        -----------       -----------
FINANCING ACTIVITIES
  Net cash provided (used) by:
    Demand deposits, NOW, and savings accounts........................................     (186,855)          (52,859)
    Money market deposits.............................................................     (108,377)         (128,764)
    Consumer time deposits............................................................      444,916            20,893
    Time -- $100,000 or more..........................................................       43,753            77,975
    Short-term borrowings.............................................................     (129,989)          443,217
    Long-term debt....................................................................       (4,471)             (438)
  Dividends paid......................................................................      (30,773)          (21,659)
  Other equity transactions...........................................................        2,059             2,990
                                                                                        -----------       -----------
        Net cash provided by financing activities.....................................       30,263           341,355
                                                                                        -----------       -----------
Net change in cash and cash equivalents...............................................      (79,407)           25,085
Cash and cash equivalents at beginning of year(5).....................................      829,170           632,985
                                                                                        -----------       -----------
Cash and cash equivalents at September 30(5)..........................................  $   749,763       $   658,070
                                                                                        ===========       ===========
Supplemental disclosure of cash flow information
  Interest paid.......................................................................  $   204,132       $   132,798
  Taxes paid, net of refunds..........................................................       68,128            37,584

---------------

(1) Excludes transfers of trading account assets to the securities available for sale portfolio of $8.8 million and $15.5 million in 1995 and 1994, respectively.
(2) Excludes transfers of loans to the other real estate owned category of $2.8 million and $27.2 million in 1995 and 1994, respectively.
(3) Excludes loan originations in conjunction with OREO sales of $6.3 million and $7.2 million in 1995 and 1994, respectively.
(4) Excludes $33.2 million of in-substance foreclosures and related reserves of $8.7 million reclassified to loans and the allowance for loan losses, respectively, as a result of the adoption of SFAS No. 114 on January 1, 1995.
(5) Cash and cash equivalents consist of cash on hand and due from banks.

                                 BAYBANKS, INC.

                        NOTE 1.  ACCOUNTING ADJUSTMENTS

     In the opinion of management, all of the adjustments (consisting of normal recurring accruals unless otherwise indicated) necessary for a fair statement of the results of operations have been included in the accompanying financial statements, prepared in accordance with generally accepted accounting principles. Certain 1994 amounts have been reclassified to conform with the 1995 presentation. These financial statements are unaudited.

                         NOTE 2.  SECURITIES PORTFOLIOS
                                                           GROSS        GROSS                   WEIGHTED
                                            AMORTIZED    UNREALIZED   UNREALIZED     MARKET     AVERAGE
                                               COST        GAINS        LOSSES       VALUE      YIELD(1)
                                            ----------   ----------   ----------   ----------   --------
                                                              (DOLLARS IN THOUSANDS)
SEPTEMBER 30, 1995(2)
SECURITIES AVAILABLE FOR SALE
U.S. Government securities, maturing
  Within 1 year...........................  $   23,028    $    19      $    (1)    $   23,046      5.93%
  After 1 year but within 5 years.........       3,014          1           --          3,015      5.94
                                            ----------    -------      -------     ----------
                                                26,042         20           (1)        26,061      5.93
                                            ----------    -------      -------     ----------
State and local government securities,
  maturing
  Within 1 year...........................      10,604          2           (9)        10,597      6.45
Corporate, maturing
  Within 1 year...........................     195,197         25           --        195,222      6.13
Mortgage-backed securities................      52,473         48          (88)        52,433      6.36
Other(3)..................................      32,623        728           --         33,351      6.78
                                            ----------    -------      -------     ----------
          Total securities available for
            sale..........................  $  316,939    $   823      $   (98)    $  317,664      6.23%
                                            ==========    =======      =======     ==========     =====
INVESTMENT SECURITIES
U.S. Government securities, maturing
  Within 1 year...........................  $  613,946    $     3      $(3,667)    $  610,282      4.62%
  After 1 year but within 5 years.........   1,149,278     16,938       (3,376)     1,162,840      6.35
                                            ----------    -------      -------     ----------
                                             1,763,224     16,941       (7,043)     1,773,122      5.75
                                            ----------    -------      --------    ----------
State and local government securities,
  maturing
  Within 1 year...........................     137,121         54          (13)       137,162      6.56
  After 1 year but within 5 years.........      43,964        430         (148)        44,246      6.89
  After 5 years but within 10 years.......      36,945        623          (86)        37,482      7.49
  After 10 years..........................         150          1           --            151      7.73
                                            ----------    -------      -------     ----------
                                               218,180      1,108         (247)       219,041      6.78
                                            ----------    -------      -------     ----------
Asset-backed securities...................     113,098         --         (738)       112,360      4.32
Mortgage-backed securities................      49,806         --         (595)        49,211      4.90
Industrial revenue bonds..................      43,540         --           --         43,540     10.95
Corporate and other.......................       2,185         --           --          2,185        --
                                            ----------    -------      -------     ----------
          Total investment securities.....  $2,190,033    $18,049      $(8,623)    $2,199,459      5.86%
                                            ==========    =======      =======     ==========     =====

---------------
(1) Tax equivalent basis.
(2) The period-end maturity distribution excludes industrial revenue bonds, which are not regarded as principal debt securities, asset-backed securities, mortgage-backed securities, and other securities that do not have a stated maturity.
(3) BayBank, the Company's principal bank subsidiary, and BayBank FSB, the Company's New Hampshire bank subsidiary, are members of the Federal Home Loan Bank (FHLB). As of September 30, 1995, $32.2 million in stock of the FHLB is included in the Securities Available for Sale portfolio in the Other category at cost, which approximates market value. As of September 30, 1995, total advances of $18.7 million were outstanding from the FHLB at an average interest rate of 5.14% and with an average maturity of 1.88 years. These outstanding advances are included on the consolidated balance sheet in the other short-term borrowings and long-term debt categories.

                   NOTE 2.  SECURITIES PORTFOLIOS (CONTINUED)
                                                                    GROSS        GROSS
                                                     AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                        COST        GAINS        LOSSES       VALUE
                                                     ----------   ----------   ----------   ----------
                                                                      (IN THOUSANDS)
DECEMBER 31, 1994
SECURITIES AVAILABLE FOR SALE
State and local government securities..............  $    8,578      $ --        $    (14)  $    8,564
Corporate..........................................     183,900        --              --      183,900
Other(1)...........................................      27,654       484              --       28,138
                                                     ----------      ----        --------   ----------
          Total securities available for sale......  $  220,132      $484        $    (14)  $  220,602
                                                     ==========      ====        ========   ==========
INVESTMENT SECURITIES
U.S. Government securities.........................  $2,083,519      $ 10        $(65,101)  $2,018,428
State and local government securities..............     171,436        89          (1,250)     170,275
Asset-backed securities............................     200,386        --          (5,652)     194,734
Mortgage-backed securities.........................      49,503        --          (2,761)      46,742
Industrial revenue bonds...........................      49,548        --              --       49,548
Other..............................................       1,857        --              --        1,857
                                                     ----------      ----        --------   ----------
          Total investment securities..............  $2,556,249      $ 99        $(74,764)  $2,481,584
                                                     ==========      ====        ========   ==========
SEPTEMBER 30, 1994
SECURITIES AVAILABLE FOR SALE
U.S. Government securities.........................  $   24,741      $ --        $     (3)  $   24,738
State and local government securities..............       5,029        --              (3)       5,026
Mortgage-backed securities.........................      25,075       328              --       25,403
Corporate..........................................      58,100        --              --       58,100
Other(1)...........................................      27,654       485              --       28,139
                                                     ----------      ----        --------   ----------
          Total securities available for sale......  $  140,599      $813        $     (6)  $  141,406
                                                     ==========      ====        ========   ==========
INVESTMENT SECURITIES
U.S. Government securities.........................  $2,426,683      $  9        $(43,386)  $2,383,306
State and local government securities..............     159,815       109            (667)     159,257
Asset-backed securities............................     203,089        --          (4,097)     198,992
Mortgage-backed securities.........................      49,488        --          (1,746)      47,742
Industrial revenue bonds...........................      51,652        --              --       51,652
Other..............................................       1,857        --              --        1,857
                                                     ----------      ----        --------   ----------
          Total investment securities..............  $2,892,584      $118        $(49,896)  $2,842,806
                                                     ==========      ====        ========   ==========

---------------
(1) As of December 31, 1994, and September 30, 1994, $27.6 million in stock of the FHLB is included in the Securities Available for Sale portfolio in the Other category at cost, which approximates market value.

                 NOTE 3. ACQUISITION OF FINANCIAL INSTITUTIONS

     The Company's acquisition of the southern New Hampshire-based holding company, NFS Financial Corp. (NFS), parent company of NFS Savings Bank, FSB, and Plaistow Cooperative Bank, FSB, became effective after the close of business on June 30, 1995. The stockholders of NFS received $20.15 in cash and .1696 shares of BayBanks, Inc. common stock for each share of NFS common stock held, an aggregate of $58.1 million in cash and 487,267 shares of BayBanks, Inc. common stock which were issued at a value of $38.6 million. In addition, outstanding options to purchase NFS common stock were converted into options to purchase an aggregate of 29,778 shares of BayBanks, Inc. common stock. The options issued were valued at $1.5 million. At June 30, 1995, NFS had total assets of $625 million. Following the acquisition, NFS Savings Bank, FSB and Plaistow Cooperative Bank, FSB were merged and are operating as BayBank FSB. In addition, the name of the holding company was changed from NFS to BayBank New Hampshire, Inc. (BBNH). In September of 1995, BBNH was merged into BayBanks, Inc.

     This acquisition was accounted for as a purchase. Accordingly, the results of operations of BayBank FSB have been included with those of the Company since the date of acquisition. Under this method of accounting, the purchase price is allocated to the respective assets acquired and liabilities assumed based on their estimated fair values, net of applicable income tax effects. Goodwill (the excess of the purchase price over the fair value of the net assets acquired) of $37 million was created in the acquisition. Goodwill is being amortized in other operating expenses on a straight-line basis over 15 years.

     The unaudited pro forma consolidated results of operations for the nine months ended September 30, 1995 and 1994, assuming the acquisition of NFS had occurred as of January 1, 1995 and 1994, respectively, are as follows:


                                                                           PRO FORMA RESULTS
                                                                        -----------------------
                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                        -----------------------
                                                                           1995         1994
                                                                        ----------   ----------
                                                                             (IN THOUSANDS
                                                                         EXCEPT SHARE AMOUNTS)
Net interest income...................................................  $  387,975   $  355,965
Noninterest income....................................................     166,423      158,661
Income before cumulative effect of accounting change..................     100,911       78,671
Net income............................................................     100,911       77,739
Income before accounting change per share.............................        5.09         4.01
Net income per share..................................................        5.09         3.96
Average common shares outstanding.....................................  19,824,026   19,632,971

     On March 24, 1995, the Company announced that it had agreed to acquire Cornerstone Financial Corporation (Cornerstone), parent company of Cornerstone Bank of Derry, NH. The stockholders of Cornerstone will receive $8.80 in cash for each outstanding share of common stock held, an aggregate of approximately $18.6 million. The acquisition is expected to close later this year. Cornerstone had total assets of $141 million at September 30, 1995. The acquisition will be accounted for as a purchase.


                                 BAYBANKS, INC.
                           CONSOLIDATED BALANCE SHEET
                                                                           DECEMBER 31
                                                                  -----------------------------
                                                                     1994              1993
                                                                  -----------       -----------
                                                                   (IN THOUSANDS, EXCEPT SHARE
                                                                            AMOUNTS)
ASSETS
Cash and due from banks (Note 3)................................  $   829,170       $   632,985
Trading accounts (Note 2).......................................       27,416            14,595
Securities portfolios
  Interest-bearing deposits and other short-term investments
     (Note 2)...................................................      166,286           803,068
  Securities available for sale -- amortized cost $220,132 in
     1994 and market value $633,446 in 1993 (Notes 2 and 4).....      220,602           629,003
  Investment securities -- market value $2,481,584 in 1994 and
     $1,605,091 in 1993 (Notes 2 and 4).........................    2,556,249         1,599,060
                                                                  -----------       -----------
                                                                    2,943,137         3,031,131
Loans -- net of unearned income and fees (Notes 2 and 5)
  Commercial....................................................    1,528,265         1,324,968
  Commercial real estate........................................      956,596           935,471
  Residential mortgage..........................................    1,335,466         1,242,597
  Instalment....................................................    2,828,193         2,600,134
                                                                  -----------       -----------
                                                                    6,648,520         6,103,170
  Less allowance for loan losses (Notes 2 and 6)................      146,835           171,496
                                                                  -----------       -----------
                                                                    6,501,685         5,931,674
Premises and equipment, net (Note 7)............................      195,430           192,554
Other real estate owned and in-substance foreclosures, net
  (Notes 2 and 6)...............................................       67,399           113,679
Other assets....................................................      206,710           193,966
                                                                  -----------       -----------
          Total assets..........................................  $10,770,947       $10,110,584
                                                                  ===========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Demand........................................................  $ 2,214,761       $ 2,077,206
  NOW accounts..................................................    1,491,694         1,481,859
  Savings.......................................................    1,462,459         1,459,134
  Money market deposit accounts.................................    2,560,425         2,731,720
  Consumer time.................................................    1,095,357           993,945
  Time -- $100,000 or more......................................      175,663            34,957
                                                                  -----------       -----------
                                                                    9,000,359         8,778,821
Federal funds purchased and other short-term borrowings (Note
  8)............................................................      849,517           507,820
Accrued expenses and other accounts payable.....................       71,854            53,952
Long-term debt (Note 9).........................................       51,154            54,488
Guarantee of ESOP indebtedness (Note 11)........................        9,451            12,241
Stockholders' equity (Notes 1 and 10):
  Common stock: par value $2.00 per share
     Shares authorized -- 50,000,000
     Shares issued -- 18,999,354 in 1994 and 18,742,934 in
     1993.......................................................       37,999            37,486
  Surplus.......................................................      314,924           310,355
  Retained earnings.............................................      445,167           367,662
                                                                  -----------       -----------
                                                                      798,090           715,503
  Less treasury stock at cost -- 1,431 shares in 1994...........           27                --
  Less guarantee of ESOP indebtedness (Note 11).................        9,451            12,241
                                                                  -----------       -----------
          Total stockholders' equity............................      788,612           703,262
                                                                  -----------       -----------
          Total liabilities and stockholders' equity............  $10,770,947       $10,110,584
                                                                  ===========       ===========

  The accompanying notes are an integral part of these consolidated financial statements.


                                 BAYBANKS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                                                                YEAR ENDED DECEMBER 31
                                                      -------------------------------------------
                                                         1994            1993            1992
                                                      -----------     -----------     -----------
                                                         (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Income on interest-bearing deposits and other
  short-term investments............................   $    8,467      $   19,002      $   22,416
Interest on securities portfolios
  Taxable...........................................      125,096          82,343          86,304
  Tax-exempt........................................       14,734           8,468           7,163
Interest and fees on loans..........................      509,503         480,658         540,638
                                                       ----------      ----------      ----------
Total income on earning assets......................      657,800         590,471         656,521
Interest expense on deposits and borrowings
  Deposits..........................................      152,567         160,441         233,235
  Short-term borrowings (Note 8)....................       37,739           4,098           4,285
  Long-term debt (Note 9)...........................        2,552           2,109           2,489
                                                       ----------      ----------      ----------
Total interest expense..............................      192,858         166,648         240,009
                                                       ----------      ----------      ----------
Net interest income.................................      464,942         423,823         416,512
Provision for loan losses (Note 6)..................       24,000          36,500         106,836
                                                       ----------      ----------      ----------
Net interest income after provision for loan
  losses............................................      440,942         387,323         309,676
Noninterest income
  Service charges and fees on deposit accounts......      109,918         105,211          96,671
  Other noninterest income (Note 12)................       97,370          93,313          87,210
                                                       ----------      ----------      ----------
Total noninterest income............................      207,288         198,524         183,881
Net securities gains (Notes 2 and 4)................          203             411          76,929
Operating expenses
  Salaries and benefits (Notes 10 and 11)...........      229,572         212,954         199,604
  Occupancy and equipment (Note 7)..................       86,570          87,116          88,950
  Other operating expenses (Note 13)................      141,028         146,635         140,762
                                                       ----------      ----------      ----------
Total operating expenses............................      457,170         446,705         429,316
Provision for OREO reserve, net (Notes 2 and 6).....        9,372          24,830          45,482
                                                       ----------      ----------      ----------
Total operating expenses after OREO provision.......      466,542         471,535         474,798
                                                       ----------      ----------      ----------
Income before taxes and cumulative effect of
  accounting change.................................      181,891         114,723          95,688
Provision for income taxes (Notes 2 and 14).........       73,522          47,072          36,451
                                                       ----------      ----------      ----------
Income before cumulative effect of accounting
  change............................................      108,369          67,651          59,237
Less cumulative effect of accounting change (net of
  tax benefit of $683) (Note 11)....................          932              --              --
                                                       ----------      ----------      ----------
Net Income..........................................   $  107,437      $   67,651      $   59,237
                                                       ==========      ==========      ==========
Earnings Per Share (Note 2)
  Income before accounting change...................   $     5.65      $     3.57      $     3.57
  Less cumulative effect of accounting change.......         0.05              --              --
                                                       ----------      ----------      ----------
  Net income........................................   $     5.60      $     3.57      $     3.57
                                                       ==========      ==========      ==========
Average shares outstanding..........................   19,173,524      18,953,397      16,575,768

  The accompanying notes are an integral part of these consolidated financial statements.


                                 BAYBANKS, INC.
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                           COMMON               RETAINED    TREASURY   ESOP LOAN
                                            STOCK    SURPLUS    EARNINGS     STOCK     GUARANTEE    TOTAL
                                           -------   --------   ---------   --------   ---------   --------
                                                         (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
BALANCE AS OF DECEMBER 31, 1991..........  $32,054   $228,137   $257,575     $ (319)   $(16,147)   $501,300
  Net income -- 1992.....................                         59,237                             59,237
  Proceeds from common stock offering,
    net of issuance costs of $3,494
    (2,300,000 shares)...................    4,600     74,706                                        79,306
  Payment on ESOP note...................                                                 1,674       1,674
  Exercise of stock options (20,336
    shares)..............................        8       (170)                  520                     358
  Stock issued (3,360 shares) in payment
    of fees..............................        7         94                                           101
  Stock issued (173,700 shares) in
    connection with restricted stock
    plan.................................      347       (347)                                           --
  Treasury shares acquired (8,500
    shares)..............................                 138                  (227)                    (89)
  Other, principally employee benefit
    plans (Note 10)......................               2,332                                         2,332
                                           -------   --------   --------     ------    --------    --------
BALANCE AS OF DECEMBER 31, 1992..........   37,016    304,890    316,812        (26)    (14,473)    644,219
  Net income -- 1993.....................                         67,651                             67,651
  Cash dividends declared ($0.90 per
    share)...............................                        (16,801)                           (16,801)
  Payment on ESOP note...................                                                 2,232       2,232
  Exercise of stock options (157,414
    shares)..............................      269      2,706                   940                   3,915
  Stock issued (98,471 shares) in
    conversion of debentures.............      197      1,156                                         1,353
  Stock issued (2,156 shares) in payment
    of fees..............................        4        101                                           105
  Treasury shares acquired (22,109
    shares)..............................                 138                  (914)                   (776)
  Other, principally employee benefit
    plans (Note 10)......................               1,364                                         1,364
                                           -------   --------   --------     ------    --------    --------
BALANCE AS OF DECEMBER 31, 1993..........   37,486    310,355    367,662         --     (12,241)    703,262
  Net income -- 1994.....................                        107,437                            107,437
  Cash dividends declared ($1.60 per
    share)...............................                        (30,208)                           (30,208)
  Payment on ESOP note...................                                                 2,790       2,790
  Net change in valuation reserve related
    to securities available for sale
    portfolio, net of deferred income
    taxes (Note 2).......................                            276                                276
  Exercise of stock options (171,303
    shares)..............................      279      2,663                 1,700                   4,642
  Stock issued (2,980 shares) in
    conversion of debentures.............        6         35                                            41
  Stock issued (2,088 shares) in payment
    of fees..............................        4        109                                           113
  Stock issued (112,000 shares) in
    connection with restricted stock
    plan.................................      224       (224)                                           --
  Treasury shares acquired (33,382
    shares)..............................                  48                (1,727)                 (1,679)
  Other, principally employee benefit
    plans (Note 10)......................               1,938                                         1,938
                                           -------   --------   --------     ------    --------    --------
BALANCE AS OF DECEMBER 31, 1994..........  $37,999   $314,924   $445,167     $  (27)   $ (9,451)   $788,612
                                           =======   ========   ========     ======    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.


                                 BAYBANKS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                                        YEAR ENDED DECEMBER 31
                                                                               ----------------------------------------
                                                                                  1994           1993           1992
                                                                               ----------     ----------     ----------
                                                                               (IN THOUSANDS)
OPERATING ACTIVITIES
  Net income.................................................................  $  107,437     $   67,651     $   59,237
  Adjustments to reconcile net income to net cash provided by operating activities:
    Proceeds from sales and maturities of trading account assets.............   2,493,752      1,832,047        659,000
    Purchases of trading account assets......................................  (2,530,409)    (1,803,249)      (694,000)
    Amortization of security premium.........................................      22,084         10,842         18,073
    Net securities gains.....................................................        (203)          (411)       (76,929)
    Fixed-rate mortgages sold................................................     269,995        815,722        779,000
    Fixed-rate mortgages originated for sale, net of principal payments......    (123,289)      (775,749)      (904,318)
    Student loans transferred from portfolio and sold........................     134,107         67,363         53,827
    Provision for loan losses................................................      24,000         36,500        106,836
    Depreciation and amortization of premises
      and equipment..........................................................      24,365         24,218         24,246
    Gain on sales of premises and equipment..................................        (934)            --            (66)
    Provision for OREO reserve, net..........................................       9,372         24,830         45,482
    Deferred income taxes....................................................       9,216          2,675         (1,839)
    Change in other assets...................................................      (1,281)       (26,539)        14,379
    Change in interest receivable............................................     (22,997)          (107)         6,871
    Change in accrued expenses and other accounts payable....................      17,467          6,163          9,263
    Change in interest payable...............................................       4,483         (3,320)       (10,072)
                                                                               ----------     ----------     ----------
        Net cash provided by operating activities............................     437,165        278,636         88,990
                                                                               ----------     ----------     ----------
INVESTING ACTIVITIES
  Proceeds from sales of securities available for sale.......................     313,796        449,217      1,191,607
  Proceeds from maturities of securities available for sale..................     360,199        605,245             --
  Purchases of securities available for sale.................................    (246,555)      (651,384)      (512,095)
  Proceeds from sales of investment securities...............................          --             --      1,262,000
  Proceeds from maturities of investment securities..........................   1,006,045        184,280         75,067
  Purchases of investment securities.........................................  (1,979,848)    (1,115,180)    (2,191,074)
  Net cash provided (used) by:
    Short-term investments...................................................     636,782        288,917       (512,073)
    Loans(1)(2)(3)...........................................................    (897,746)      (348,318)       247,760
    Customer acceptances.....................................................       2,291          7,311           (528)
  Proceeds from sales of premises and equipment..............................       1,703            125            467
  Purchases of premises and equipment........................................     (28,010)       (18,467)       (26,418)
  Proceeds from sales and payments related to OREO(2)........................      59,830         75,184         54,808
  Deposits assumed from a thrift institution(4)..............................          --             --        254,372
                                                                               ----------     ----------     ----------
        Net cash used by investing activities................................    (771,513)      (523,070)      (156,107)
                                                                               ----------     ----------     ----------
FINANCING ACTIVITIES
  Net cash provided (used) by:
    Demand deposits, NOW, and savings accounts...............................     150,715        276,644        648,095
    Money market deposits....................................................    (171,295)      (235,571)      (186,194)
    Consumer time deposits...................................................     101,412       (240,802)      (415,086)
    Time -- $100,000 or more.................................................     140,706         (3,998)       (65,964)
    Short-term borrowings....................................................     341,697        367,851         17,140
    Customer acceptances.....................................................      (2,291)        (7,311)           528
    Long-term debt...........................................................      (3,293)           653            (81)
  Net proceeds from common stock offering....................................          --             --         79,306
  Dividends paid.............................................................     (30,208)       (16,801)            --
  Other equity transactions..................................................       3,090          3,028            285
                                                                               ----------     ----------     ----------
        Net cash provided by financing activities............................     530,533        143,693         78,029
                                                                               ----------     ----------     ----------
  Net change in cash and cash equivalents....................................     196,185       (100,741)        10,912
  Cash and cash equivalents at beginning of year(5)..........................     632,985        733,726        722,814
                                                                               ----------     ----------     ----------
  Cash and cash equivalents at end of year(5)................................  $  829,170     $  632,985     $  733,726
                                                                               ==========     ==========     ==========
  Supplemental disclosure of cash flow information
    Interest paid............................................................  $  188,375     $  169,968     $  250,081
    Taxes paid...............................................................      64,463         58,026         20,551

---------------
(1) Excludes transfers of loans to the other real estate owned category of $30.7 million, $40.5 million, and $89.7 million in 1994, 1993, and 1992, respectively.
(2) Excludes loan originations in conjunction with OREO sales of $7.8 million, $22.4 million, and $23.8 million in 1994, 1993, and 1992, respectively.
(3) Excludes transfers of securitized residential mortgage loans to the investment securities portfolio of $50.0 million in 1992.
(4) Deposits assumed from a failed thrift institution are net of cash paid, which was an immaterial amount. The Company did not assume any material assets or liabilities in conjunction with this transaction.
(5) Cash and cash equivalents consist of cash on hand and due from banks.

      The accompanying notes are an integral part of these consolidated financial statements.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. CONDENSED FINANCIAL INFORMATION OF THE PARENT

The condensed balance sheet is presented for 1994 and 1993, and a statement of income and statement of cash flows are presented for the years 1992 through 1994, for BayBanks, Inc. (the parent company).



                                 BALANCE SHEET

                                                                              DECEMBER 31
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
                                                                         (IN THOUSANDS, EXCEPT
                                                                            SHARE AMOUNTS)
ASSETS
Cash and short-term investments........................................  $ 15,472     $ 15,865
Securities available for sale -- amortized cost $2 in 1994 and
  market value $30,000 in 1993.........................................         6       30,000
Investment securities -- market value $66,842 in 1994 and $22,790 in
  1993.................................................................    66,882       22,758
Investment in capital stock of subsidiaries
  Bank subsidiaries....................................................   675,451      605,488
  Nonbank subsidiaries.................................................    38,490       37,356
                                                                         --------     --------
                                                                          713,941      642,844
Notes and advances due from subsidiaries...............................    52,600       52,600
Other assets...........................................................     1,311        2,305
                                                                         --------     --------
          Total assets.................................................  $850,212     $766,372
                                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued expenses and other accounts payable............................  $  2,149     $    818
Long-term debt.........................................................    50,000       50,051
Guarantee of ESOP indebtedness.........................................     9,451       12,241
Stockholders' equity...................................................   798,090      715,503
  Less treasury stock at cost -- 1,431 shares in 1994..................        27           --
  Less guarantee of ESOP indebtedness..................................     9,451       12,241
                                                                         --------     --------
          Total stockholders' equity...................................   788,612      703,262
                                                                         --------     --------
          Total liabilities and stockholders' equity...................  $850,212     $766,372
                                                                         ========     ========



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                              STATEMENT OF INCOME

                                                                    YEAR ENDED DECEMBER 31
                                                               --------------------------------
                                                                 1994        1993        1992
                                                               --------     -------     -------
                                                                        (IN THOUSANDS)
Income:
  Dividends from subsidiaries
     Bank subsidiaries.......................................  $ 25,440     $10,000     $    --
     Nonbank subsidiaries....................................    10,000       6,500       1,400
                                                               --------     -------     -------
                                                                 35,440      16,500       1,400
  Interest from subsidiaries.................................     2,297       1,775       2,137
  Interest on short-term investments.........................       504         443         551
  Interest and dividends on securities portfolios............     2,162       1,271          91
  Other income...............................................       631         547         418
                                                               --------     -------     -------
          Total income.......................................    41,034      20,536       4,597
                                                               --------     -------     -------
Expenses:
  Interest on debentures and notes payable...................     2,251       1,743       2,166
  General and administrative.................................     2,344         700         791
                                                               --------     -------     -------
          Total expenses.....................................     4,595       2,443       2,957
                                                               --------     -------     -------
Income before income taxes and equity in undistributed
  income of subsidiaries.....................................    36,439      18,093       1,640
Income tax expense...........................................        77         358         145
                                                               --------     -------     -------
Income before equity in undistributed income of
  subsidiaries...............................................    36,362      17,735       1,495
Equity in subsidiaries' undistributed income.................    71,075      49,916      57,742
                                                               --------     -------     -------
Net income...................................................  $107,437     $67,651     $59,237
                                                               ========     =======     =======



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                            STATEMENT OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31
                                                           ------------------------------------
                                                             1994          1993          1992
                                                           ---------     ---------     --------
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES
  Dividends from subsidiaries
     Bank subsidiaries...................................  $  25,440     $  10,000     $     --
     Nonbank subsidiaries................................     10,000         6,500        1,400
                                                           ---------     ---------     --------
                                                              35,440        16,500        1,400
  Interest received......................................      3,715         3,323        2,700
  Other income...........................................        631           547          416
  Interest paid..........................................     (2,218)       (1,779)      (2,193)
  Operating expenditures.................................     (1,945)         (814)        (474)
  Income taxes (paid) received...........................      1,965          (463)        (135)
                                                           ---------     ---------     --------
  Net cash provided by operating activities..............     37,588        17,314        1,714
                                                           ---------     ---------     --------
INVESTING ACTIVITIES
  Purchases of securities................................   (181,086)     (166,082)     (49,958)
  Sales and maturities of securities.....................    168,692       163,355           --
  Net advances to subsidiaries...........................         --        (1,000)        (600)
  Investments in subsidiaries............................         --       (21,500)      (8,000)
                                                           ---------     ---------     --------
  Net cash flow used by investing activities.............    (12,394)      (25,227)     (58,558)
                                                           ---------     ---------     --------
FINANCING ACTIVITIES
  Dividends paid.........................................    (30,208)      (16,801)          --
  Payment of debt........................................        (10)           --           --
  Net proceeds from common stock offering................         --            --       79,306
  Proceeds from exercise of stock options................      3,197         3,296          358
  Proceeds from affiliates for stock compensation plan...      1,552         1,099        2,230
  Deferred payment plan..................................       (118)         (105)        (642)
                                                           ---------     ---------     --------
  Net cash flow (used) provided by financing
     activities..........................................    (25,587)      (12,511)      81,252
                                                           ---------     ---------     --------
  Net change in cash and cash equivalents................       (393)      (20,424)      24,408
  Cash and cash equivalents at beginning of year.........     15,865        36,289       11,881
                                                           ---------     ---------     --------
  Cash and cash equivalents at end of year...............  $  15,472     $  15,865     $ 36,289
                                                           =========     =========     ========
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY
  OPERATING
  ACTIVITIES
  Net income.............................................  $ 107,437     $  67,651     $ 59,237
  Adjustments to reconcile net income to net cash
     provided by
     operating activities:
     Equity in subsidiaries' undistributed income........    (71,075)      (49,916)     (57,742)
     Net change in accrued expenses......................        374          (340)         176
     Net change in accrued income taxes..................      2,042          (105)          10
     All other...........................................     (1,190)           24           33
                                                           ---------     ---------     --------
          Total adjustments..............................    (69,849)      (50,337)     (57,523)
                                                           ---------     ---------     --------
  Net cash provided by operating activities..............  $  37,588     $  17,314     $  1,714
                                                           =========     =========     ========

A significant source of funds used by BayBanks, Inc., the parent company, for the payment of dividends to shareholders is dividends received from its banking and other subsidiaries.

The payment of dividends by national and state banks is generally limited by statute to their retained earnings, after deducting losses and statutorily defined bad debts in excess of established allowances for loan losses. The payment of dividends by national banks is further limited by statute to the current year's net income plus the undistributed net income of the two preceding years. The Company's bank subsidiaries are also required to achieve and maintain certain minimum capital ratios under applicable regulatory guidelines. Banking regulators have authority to prohibit banks and bank holding companies from paying dividends if they deem payment to be an unsafe or unsound practice. As of December 31, 1994, the Company's bank subsidiaries could have declared additional dividends of approximately $91 million while remaining in compliance with the foregoing statutory limitations and remaining "well capitalized" under regulatory capital guidelines. Any decision to declare a dividend by the Company or any of its subsidiaries also considers additional factors, including the amount of current period net income, liquidity, asset quality, and economic conditions and trends.

Federal law imposes limitations on the extent to which the Company's bank subsidiaries may finance or otherwise supply funds to the Company and its nonbank subsidiaries. Such transactions with the Company and each of its nonbank subsidiaries are limited to 10% of each subsidiary bank's capital and surplus. There is also a 20% limit on each bank's aggregate covered transactions with the Company and all of its nonbank subsidiaries. At December 31, 1994, the Company had no borrowings outstanding from any of its subsidiaries, and one of the Company's nonbank subsidiaries had a secured loan of $37,549,000 outstanding from a bank subsidiary, representing 5.6% of the aggregate capital and surplus of the bank subsidiaries.

The parent company has not sold commercial paper and does not have any revolving credit lines or other short-term debt outstanding that relies on credit ratings from public rating agencies.

The Company has a Stockholders Rights Plan under which stock purchase rights have been distributed to the Company's stockholders. The rights may become exercisable in the event of certain unsolicited attempts to acquire the Company. The rights, which expire in December 1998, become exercisable 10 business days after a person, including a group, acquires 20% or more of the Company's outstanding common stock or commences a tender offer that would result in such person owning 25% or more of such stock or the Board of Directors determines that a person owning 10% or more of such stock is an "adverse person." If any person becomes the owner of 25% or more of the outstanding common stock or the Board determines that a person is an adverse person, the rights of holders other than such owner or adverse person become rights to buy shares of common stock of the Company (or of the acquiring company if the Company is acquired in certain mergers or other business combinations) having a market value of twice the exercise price of each right, with the result that such owner's or adverse person's interest in the Company would be substantially diluted. The Company may redeem the right, at a price of $.01 per right, until 10 business days after a person acquires 20% or more of the outstanding common stock or the Board has determined that a person is an adverse person.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -- The consolidated financial statements of the Company and its subsidiaries follow generally accepted accounting principles and reporting practices applicable to the banking industry. Material intercompany transactions have been eliminated. Certain prior years' amounts have been reclassified to conform with the current year presentation.

INTEREST-BEARING DEPOSITS AND OTHER SHORT-TERM INVESTMENTS -- Consists of federal funds sold and securities purchased under resale agreements of $89,216,000 and $541,260,000 in 1994 and 1993, respectively, and money market mutual funds and other short-term deposits.

TRADING ACCOUNT SECURITIES -- Consists primarily of municipal securities held for resale to customers. These securities are recorded at market value; realized and unrealized gains and losses on trading securities are recorded in the current period in noninterest income.

SECURITIES -- Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that changes in the market value of the securities available for sale portfolio be recorded directly to a separate category of stockholders' equity, net of deferred income taxes. Prior to the adoption of SFAS No. 115, securities available for sale were valued at the lower of aggregate cost or market value, and changes therein were recorded directly to earnings, net of income taxes. At adoption, the market value of the securities available for sale portfolio exceeded its amortized cost by $4,443,000, or $2,500,000 on an after-tax basis. At December 31, 1994, the market value of the securities available for sale portfolio exceeded its amortized cost by $470,000, or $276,000 on an after-tax basis, reflected in stockholders' equity. Decisions to purchase or sell these securities as part of the Company's ongoing asset and liability management process are based on management's assessment of changes in economic and financial market conditions, interest rate environments, the Company's balance sheet and its interest sensitivity position, liquidity, and capital. The cost of securities sold is determined by the specific identification method.

The investment securities portfolio, principally debt securities, is stated at cost, adjusted for amortization of premium and accretion of discount using a level yield method. This basis for valuation reflects management's intention and ability to hold these securities until maturity.

INTEREST RATE SWAP AGREEMENTS -- The Company occasionally uses interest rate swap agreements to manage its interest rate exposure. The net differential paid or received on the swaps is accounted for as an adjustment to the yield on the item hedged.

LOANS -- Interest income on most loans is accrued on the principal amount of loans outstanding. Unearned income on leases and loans, $24,717,000 at year-end 1994 and $24,086,000 at year-end 1993, is credited to interest income on a basis that results in approximately level rates of return over the term of the lease or loan. Certain loan fees and credit card fees, net of certain qualifying origination costs, are deferred and amortized over the life of the related loan or commitment period. Deferred loan and credit card fees, included in unearned income, were $9,861,000 and $11,353,000 at year-end 1994 and 1993, respectively.

The Company engages in certain mortgage banking activities through a mortgage subsidiary. Mortgage loans originated and held for sale are carried at the lower of aggregate cost or market value. Gains and losses on loans sold are determined using the specific identification method. Gains and losses on loans sold with servicing rights retained are adjusted to reflect the difference between the present value of future service fee income and a normal service fee. The resulting excess mortgage servicing rights are amortized using the level yield method as a reduction of service fee income over the remaining lives of the loans. Actual prepayment experience is reviewed periodically, and the excess mortgage servicing rights are adjusted accordingly to reflect current circumstances. At December 31, 1994 and 1993, mortgage loans held for sale were $4,571,000 and $138,764,000, respectively; excess mortgage servicing rights were $3,610,000 and $4,213,000, respectively. Loans serviced for others were $1.9 billion, $2.0 billion, and $1.8 billion at December 31, 1994, 1993, and 1992, respectively.

Loans are placed on nonaccrual and are considered nonperforming when payment of principal or interest is considered to be in doubt. In addition, all loans past due 90 days or more as to principal or interest are placed on nonaccrual status except for certain consumer loans and those loans which, in management's judgment, are adequately secured and for which collection is probable. Previously accrued income that has not been collected is reversed from current income, and subsequent cash receipts are applied to reduce the unpaid principal balance. Loans are returned to accrual status when collection of all contractual principal and interest is reasonably assured and there has been sustained repayment performance. Nonperforming loans were $54,627,000 at year-end 1994 and $110,001,000 at year-end 1993. Interest income earned during the year on year-end nonperforming loans was approximately $568,000; if these loans had been performing under contractual terms, interest would have been approximately $4,485,000. In 1993, these amounts were $960,000 and $8,300,000, respectively.

Loans are classified as restructured, accruing loans, after a period of performance, when the Company has granted, for economic or legal reasons related to the borrower's financial difficulties, a concession to the customer that the Company would not otherwise consider. Such concessions can be any one or a combination of the following modifications to the terms of the debt: the reduction of the stated interest rate for the remaining original life of the debt; extension of the maturity date at a stated interest rate lower than the current market rate for new debt with similar risk; reduction of the face amount or maturity amount of the debt as stated in the debt instrument; and reduction of accrued interest. In accordance with guidance issued by banking regulators, restructured, accruing loans that are performing in accordance with the restructured terms and bear a market rate of interest at the time of restructure are removed from the disclosure in years subsequent to the restructure. Restructured, accruing loans were $13,537,000 and $18,398,000 at December 31, 1994 and 1993, respectively. During 1994 and 1993, interest income recorded on these loans approximated a market interest rate and in the aggregate was not significantly different had these loans performed according to their original terms. There are no commitments to lend additional funds to these borrowers.

ALLOWANCE FOR LOAN LOSSES -- Loans considered to be uncollectible are charged to the allowance for loan losses. Additions to the allowance are provided by recoveries of previously charged-off loans and by the provision for loan losses in amounts sufficient to maintain the adequacy of the allowance. The adequacy is determined by management's evaluation of potential losses in the portfolio, economic conditions, historical net charge-offs, and anticipated portfolio growth. Included in the allowance are amounts allocated to specific loans, amounts allocated to other loans that may become uncollectible but cannot be individually identified, and unallocated amounts. Management believes that the allowance for loan losses is adequate.

Various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses of the Company's subsidiaries. Such agencies can require the Company to recognize additions to the allowance based on regulatory judgments of information available at the time of their examination.

On January 1, 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures." These statements specify certain methods for calculating the allowance related to impaired loans. A loan is impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The adoption of these statements, which will be accounted for prospectively, is not expected to change the overall amount of the allowance for loan losses and the other real estate owned reserve and is not expected to have a material effect on the Company's reported results of operations or financial condition.

OTHER REAL ESTATE OWNED -- Other real estate owned (OREO) consists of foreclosed properties and in-substance foreclosures. Loans are classified as in-substance foreclosures under the following circumstances: when the debtor has little or no equity in the collateral, considering the current fair value of the collateral; and when proceeds for repayment of the loan can be expected to come only from the operation or sale of the collateral; and when the debtor has either formally or effectively abandoned control of the collateral to the creditor or retained control of the collateral, but, because of the current financial condition of the debtor, or the economic prospects for the debtor and/or the collateral in the foreseeable future, it is doubtful that the debtor will be able to rebuild equity in the collateral or otherwise repay the loan in the foreseeable future.

The adoption of SFAS No. 114 impacts the accounting for in-substance foreclosures beginning January 1, 1995. SFAS No. 114 has narrowed the definition of in-substance foreclosures to assets for which the Company has received physical possession of the collateral. Upon adoption of this statement on January 1, 1995, the Company reclassified $33,173,000 of in-substance foreclosures and $8,669,000 of related reserves to loans and the allowance for loan losses, respectively.

OREO is recorded at the lower of the book value of the loan or the fair value of the asset acquired, less estimated disposition costs. The excess, if any, of the loan amount over the fair value of the asset acquired is charged off against the allowance for loan losses. Pursuant to the adoption of accounting Statement of Position (SOP) 92-3, "Accounting for Foreclosed Assets," which became effective for periods ending after December 15, 1992, subsequent changes in the value of OREO (including in-substance foreclosures) are recorded directly to an OREO reserve. These changes in the OREO reserve are included in total operating expenses. Proceeds in excess of the carrying value at the time of sale are recorded as a reduction in the provision for the OREO reserve. Prior to the adoption of SOP 92-3, changes in the value of OREO were recorded directly to the value of the property. Expenses to administer these properties are charged to operating expense as incurred.

INCOME TAXES -- Effective January 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes."

SFAS No. 109 changed the Company's method of accounting for income taxes from the deferred method to the asset and liability method. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance, if necessary, is established to provide for deferred tax assets that are not expected to be realized. Adoption of SFAS No. 109 did not have a material effect on the Company's results of operations or financial condition.

Prior to adoption of SFAS No. 109, the Company accounted for income taxes under Accounting Principles Board (APB) Opinion No. 11. Under APB Opinion No. 11, deferred taxes were provided for all significant items of income and expense that were recognized in different periods for financial reporting and income tax purposes.

EARNINGS PER SHARE -- Earnings per common share are computed by dividing net income by the weighted average number of common shares outstanding and dilutive common stock equivalents (stock options) for each period presented. Average dilutive common stock equivalents were 303,286 for 1994 and 282,175 for 1993. The dual presentation of primary and fully diluted earnings per common share is not presented, since the difference in earnings per share is less than 3%.

NOTE 3.  FEDERAL RESERVE ACCOUNT BALANCES

The Company's banks are required to maintain average reserve balances with the Federal Reserve Bank. These balances can be in the form of either vault cash or funds left on deposit with the Federal Reserve Bank. The average amount of these balances was $309,821,000 for 1994 and $305,379,000 for 1993.

NOTE 4.  SECURITIES PORTFOLIOS


The amortized cost, gross unrealized gains and losses, market values, and weighted average yields of the following securities portfolios by maturity
(excluding interest-bearing deposits and other short-term investments) were:

                                                               DECEMBER 31, 1994
                                        ----------------------------------------------------------------
                                                        GROSS         GROSS                     WEIGHTED
                                        AMORTIZED     UNREALIZED    UNREALIZED      MARKET      AVERAGE
                                           COST         GAINS         LOSSES        VALUE        YIELD
                                        ----------    ----------    ----------    ----------    --------
                                               (DOLLARS IN THOUSANDS, ON A TAX EQUIVALENT BASIS)
SECURITIES AVAILABLE FOR SALE
State and local government securities,
  maturing within 1 year..............  $    8,578        $ --        $    (14)   $    8,564       6.21%
Corporate, maturing within 1 year.....     183,900          --              --       183,900       6.76
Other.................................      27,654         484              --        28,138       8.32
                                        ----------        ----        --------    ----------
          Total securities available
            for sale..................  $  220,132        $484        $    (14)   $  220,602       6.94%
                                        ==========        ====        ========    ==========      =====
INVESTMENT SECURITIES
U.S. Government securities, maturing
  Within 1 year.......................  $  640,370        $ 10        $ (6,683)   $  633,697       4.56%
  After 1 year but within 5 years.....   1,443,149          --         (58,418)    1,384,731       5.58
                                        ----------        ----        --------    ----------
                                         2,083,519          10         (65,101)    2,018,428       5.27
                                        ----------        ----        --------    ----------
State and local government securities, maturing
  Within 1 year.......................     128,924          25            (151)      128,798       6.44
  After 1 year but within 5 years.....      33,200          47            (742)       32,505       6.75
  After 5 years but within 10 years...       9,312          17            (357)        8,972       7.79
                                        ----------        ----        --------    ----------
                                           171,436          89          (1,250)      170,275       6.58
                                        ----------        ----        --------    ----------
Asset-backed securities...............     200,386          --          (5,652)      194,734       4.33
Mortgage-backed securities............      49,503          --          (2,761)       46,742       5.14
Industrial revenue bonds..............      49,548          --              --        49,548      10.83
Corporate and other...................       1,857          --              --         1,857         --
                                        ----------        ----        --------    ----------
          Total investment
            securities................  $2,556,249        $ 99        $(74,764)   $2,481,584       5.39%
                                        ==========        ====        ========    ==========      =====

                                                                  DECEMBER 31, 1993
                                               -------------------------------------------------------
                                                                GROSS          GROSS
                                               AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                                  COST          GAINS          LOSSES         VALUE
                                               ----------     ----------     ----------     ----------
                                                                   (IN THOUSANDS)
SECURITIES AVAILABLE FOR SALE
U.S. Government securities...................  $  322,707       $3,280         $  (3)       $  325,984
Mortgage-backed securities...................      30,832        1,162            --            31,994
State and local government securities........      18,964            6            (2)           18,968
Corporate....................................     256,500           --            --           256,500
                                               ----------       ------         -----        ----------
          Total securities available for
            sale.............................  $  629,003       $4,448         $  (5)       $  633,446
                                               ==========       ======         =====        ==========
INVESTMENT SECURITIES
U.S. Government securities...................  $1,203,315       $6,447         $ (59)       $1,209,703
Asset-backed securities......................     204,798          115          (827)          204,086
State and local government securities........     128,997          380           (25)          129,352
Industrial revenue bonds.....................      59,958           --            --            59,958
Corporate and other..........................       1,992           --            --             1,992
                                               ----------       ------         -----        ----------
          Total investment securities........  $1,599,060       $6,942         $(911)       $1,605,091
                                               ==========       ======         =====        ==========

The year-end maturity distribution excludes industrial revenue bonds, which are not regarded as principal debt securities, mortgage-backed securities, asset-backed securities, and other securities that do not have a stated maturity.

The book value of securities pledged to secure public and trust deposits and to meet other legal requirements was $1,137,115 at December 31, 1994.

During 1994, proceeds from sales of securities available for sale were $313,796,000, resulting in gross realized gains of $518,000. There was $3,000 in gross realized losses from the sales of these securities. Proceeds from sales of investment securities within 90 days of maturity, regarded as maturities in accordance with generally accepted accounting principles, were $313,459,000, resulting in gross realized losses of $312,000.

During 1993, proceeds from sales of securities available for sale were $449,217,000, resulting in gross realized gains of $439,000. There was $28,000 in gross realized losses from the sales of these securities.

During 1992, proceeds from sales of securities available for sale were $1,192,000,000, and proceeds from sales of investment securities were $1,262,000,000, resulting in gross realized gains of $41,123,000 and $37,506,000, respectively. There was $1,700,000 in gross realized losses from the sales of investment securities.

During 1994, BayBank, the Company's principal bank subsidiary, became a member of the Federal Home Loan Bank of Boston (FHLB). As a member of the FHLB, BayBank is required to invest in the stock of the FHLB in an amount equal to the greater of 1% of residential mortgage loans or 3/10 of 1% of total assets. As of December 31, 1994, $27,556,000 in the stock of the FHLB is included in the securities available for sale portfolio in the other category at cost, which approximates market value.

On January 1, 1994, the Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as more fully discussed in Note 2.

NOTE 5.  LOANS TO RELATED PARTIES


Loans outstanding to related parties of the Company and its principal subsidiaries consist primarily of loans made to executive officers and business interests related to certain directors; these loans totaled $18,899,000 and $32,045,000 at December 31, 1994, and December 31, 1993, respectively. Activity during the year on loans outstanding at year-end was as follows:

                                                                              1994
                                                                         --------------
                                                                         (IN THOUSANDS)
        Balance, January 1.............................................     $ 32,045
        Additions during the year......................................       41,198
        Reductions during the year.....................................      (54,344)
                                                                            --------
        Balance, December 31...........................................     $ 18,899
                                                                            ========

These loans were made in the ordinary course of business under normal credit terms, including collateralization and interest rates prevailing at the time for comparable transactions with other persons, and do not represent more than a normal risk of collection.

NOTE 6.  ALLOWANCE FOR LOAN LOSSES AND OREO RESERVE


Activity in the allowance for loan loss account was:

                                                          1994         1993         1992
                                                        --------     --------     ---------
                                                                  (IN THOUSANDS)
    Balance, January 1................................  $171,496     $192,700     $ 212,500
    Provision.........................................    24,000       36,500       106,836
    Loan losses charged off...........................   (66,594)     (79,963)     (140,790)
      Less recoveries.................................    17,933       22,259        14,154
                                                        --------     --------     ---------
    Net charge-offs...................................   (48,661)     (57,704)     (126,636)
                                                        --------     --------     ---------
    Balance, December 31..............................  $146,835     $171,496     $ 192,700
                                                        ========     ========     =========


Activity in the OREO reserve account was:

                                                                       1994         1993
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Balance, January 1.............................................  $ 29,776     $  7,833
    Additions to the OREO reserve..................................    15,639       32,471
    Reductions related to sales....................................   (20,444)     (10,528)
                                                                     --------     --------
    Balance, December 31...........................................  $ 24,971     $ 29,776
                                                                     ========     ========

NOTE 7.  PREMISES AND EQUIPMENT


Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation on buildings is computed primarily on a straight-line basis with estimated lives ranging from 25 to 50 years. Furniture and equipment useful lives generally range from 3 to 10 years. Leasehold improvements are amortized over their useful lives or lease terms, whichever is shorter. Premises and equipment were comprised of the following:

                                                                       1994         1993
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Buildings......................................................  $161,598     $160,770
    Leasehold improvements.........................................    59,596       54,807
    Land...........................................................    16,974       16,125
    Equipment......................................................   197,818      178,155
                                                                     --------     --------
                                                                      435,986      409,857
    Less accumulated depreciation..................................   240,556      217,303
                                                                     --------     --------
    Premises and equipment, net....................................  $195,430     $192,554
                                                                     ========     ========

Depreciation and amortization expense of premises, equipment, and leasehold improvements was $24,365,000 in 1994, $24,218,000 in 1993, and $24,246,000 in
1992.


Total rental expense was $24,967,000 in 1994, $26,346,000 in 1993, and
$27,367,000 in 1992, net of $1,473,000, $1,705,000, and $2,232,000 in rental income from subleases, respectively. Contingent rentals were negligible. As of December 31, 1994, the Company and its subsidiaries were obligated, under noncancelable operating leases (primarily for premises), for minimum rentals in future periods as follows:

                                                              TOTAL        RENTAL         NET
                                                            OBLIGATION     INCOME      OBLIGATION
                                                            ----------     -------     ----------
                                                                       (IN THOUSANDS)
    1995..................................................    $11,620       $1,152       $10,468
    1996..................................................     10,598        1,028         9,570
    1997..................................................      9,708          786         8,922
    1998..................................................      7,186          646         6,540
    1999..................................................      5,164          609         4,555
    Thereafter............................................     12,002        1,063        10,939

Most leases contain escalation of rent clauses based on increases in real estate taxes or equipment usage. Many leases include renewal provisions.

NOTE 8.  FEDERAL FUNDS PURCHASED AND OTHER SHORT-TERM BORROWINGS


Balances outstanding as of December 31, 1994 and 1993, consisted of the following:

                                                  FEDERAL                     FEDERAL HOME       U.S.
                                                   FUNDS       REPURCHASE      LOAN BANK       TREASURY
                                    TOTAL        PURCHASED     AGREEMENTS      BORROWINGS      AND OTHER
                                  ----------     ---------     ----------     ------------     ---------
                                                          (DOLLARS IN THOUSANDS)
1994
Year-end balance................  $  849,517      $ 46,800     $  797,333       $     --         $5,384
Maximum month-end balance.......   1,137,318       109,390      1,066,905        100,000          9,720
Average daily balance...........     839,070        75,405        729,406         29,521          4,738
Weighted average interest rates:
  As of year-end................        5.81%         6.11%          5.80%            --%            --%
  During the year...............        4.50          4.18           4.55           4.71             --

1993
Year-end balance................  $  507,820      $ 54,235     $  448,182       $     --         $5,403
Maximum month-end balance.......     507,820        88,620        448,182             --          7,058
Average daily balance...........     150,608        71,770         74,654             --          4,184
Weighted average interest rates:
  As of year-end................        3.10%         2.78%          3.18%            --%            --%
  During the year...............        2.72          2.79           2.81             --             --

NOTE 9.  LONG-TERM DEBT

In September 1985, the Company issued $50,000,000 in floating-rate notes. The notes will mature on September 30, 1997, and pay interest at a rate, adjusted quarterly, of 1/8 of 1% above the London Interbank Offered Rate (LIBOR) for three-month Eurodollar deposits. During 1994 the weighted average rate paid was 4.44%, and at December 31, 1994, the rate was 6.44%. The proceeds were used in the funding of the affiliate banks on identical terms. The notes may be redeemed by the Company in whole or in part at any time at 100% of the principal amount plus accrued interest.

The balance of long-term debt at December 31, 1994, includes mortgage debt at two subsidiaries totaling $823,000. The monthly payment amounts of the mortgages totaled $7,000 in 1994 with final maturities from 1997 to 2013. Obligations on capitalized leases totaled $331,000 at December 31, 1994.

NOTE 10.  EMPLOYEE STOCK OPTION PLANS

The Company offers shares of common stock to key employees under stock option plans. Options are awarded by a committee of the Board of Directors. The following is a summary of the changes in options outstanding for the last three years:

                                                               1994         1993         1992
                                                             --------     --------     --------
Options outstanding at the beginning of the year...........   830,434      916,348      817,684
Options granted............................................        --       97,500      182,000
Options exercised..........................................  (171,303)    (157,414)     (20,336)
Options forfeited..........................................   (43,834)     (26,000)     (63,000)
                                                             --------     --------      -------
Options outstanding at the end of the year.................   615,297      830,434      916,348
                                                             ========     ========      =======

Prices of shares under option at December 31, 1994, ranged from $13.75 to $45.00, and options for 362,584 shares were exercisable. Unless exercised, the options will expire at varying dates through 2003. There was no compensation expense recorded in the years presented related to stock options.

In addition to the above, the Company has a restricted stock plan that was adopted in 1994. A total of 500,000 shares may be awarded under the plan, which expires in 2004. As of December 31, 1994, 112,000 shares had been awarded. The Company also had a restricted stock plan that expired in 1992. Under this plan, 400,000 shares were awarded. Certificates for shares awarded are issued in the name of the employee, who has all the rights of a shareholder, with the shares subject to certain restrictions. At December 31, 1994, such restrictions remained on 237,543 shares outstanding from these plans. The certificates are held by the Company until the restrictions lapse or the shares are forfeited. Restriction periods vary from 1 to 10 years from the date of grant. During 1994, restrictions on 50,652 shares lapsed, and 5,200 shares were forfeited. The fair market value of awarded shares was previously recorded as deferred compensation as a segregation of surplus that is amortized to benefits expense over the restriction period. The unamortized amounts were $6,150,000 at December 31, 1994, $1,451,000 at December 31, 1993, and $2,952,000 at December 31, 1992.
Compensation expense related to restricted stock grants, net of forfeitures, was $1,553,000 in 1994, $1,099,000 in 1993, and $2,243,000 in 1992.

NOTE 11.  BENEFITS

The Company and its subsidiaries provide a noncontributory defined benefit pension plan that covers substantially all employees. Benefits are based upon length of service and qualifying compensation during the final years of employment. Contributions are made to the plan as costs are accrued. Assets held by the plan consist primarily of government securities and common stock.

The table below sets forth the plan's funded status and amounts recognized at December 31:

                                                               1994         1993         1992
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
Actuarial present value of benefit obligations:
  Vested benefit obligations...............................  $ 67,099     $ 69,418     $ 54,765
                                                             ========     ========     ========
  Accumulated benefit obligations..........................  $ 68,259     $ 71,160     $ 56,479
                                                             ========     ========     ========
  Projected benefit obligations............................  $ 85,586     $ 91,816     $ 78,667
Plan assets (primarily marketable securities) at market
  value....................................................   120,358      120,041      111,021
                                                             --------     --------     --------
Net assets in excess of projected benefit obligations......    34,772       28,225       32,354
Unrecognized experience gain...............................   (12,294)      (5,316)      (7,988)
Unrecognized prior service cost............................       573        1,831        2,112
Unamortized net excess pension assets at transition
  recognized
  over 15 years............................................   (10,333)     (11,809)     (13,286)
                                                             --------     --------     --------
Prepaid pension cost recorded in other assets..............  $ 12,718     $ 12,931     $ 13,192
                                                             ========     ========     ========

Assumptions used in determining the actuarial present value of the projected benefit obligation as of December 31 are as follows:

                                                                 1994         1993         1992
                                                               --------     --------     --------
Discount rate..............................................      8.50%        7.25%        8.00%
Rate of increase in future compensation levels.............      5.25         4.70         5.20

Net periodic pension expense consisted of the following:

                                                               1994         1993         1992
                                                              -------     --------     --------
                                                                       (IN THOUSANDS)
Service costs earned during period..........................  $ 4,551     $  4,083     $  3,724
Interest cost on projected benefit obligation...............    6,943        6,304        6,071
Actual return on plan assets................................   (3,290)     (11,113)     (15,382)
Net amortization and deferral...............................   (7,991)         987        5,673
                                                              -------     --------     --------
Net pension expense.........................................  $   213     $    261     $     86
                                                              =======     ========     ========

In addition to the above, the Company maintains a nonqualified, supplemental retirement plan for certain officers. The benefits provided under this plan are unfunded, and any payments to plan participants are made by the Company. As of December 31, 1994 and 1993, $4,269,000 and $1,962,000, respectively, were included in accrued expense and other liabilities for this plan.

The expense associated with this plan as of December 31 was as follows:

                                                                   1994      1993     1992
                                                                  ------     ----     ----
                                                                       (IN THOUSANDS)
    Service costs earned during period..........................  $  346     $ 79     $ 67
    Interest cost on projected benefit obligation...............     400      240      206
    Actual return on plan assets................................      --       --       --
    Net amortization and deferral...............................     330      162      146
                                                                  ------     ----     ----
    Supplemental retirement expense.............................  $1,076     $481     $419
                                                                  ======     ====     ====

Assumptions used in determining the net pension expense and supplemental retirement expense were as follows:

                                                                     1994     1993     1992
                                                                     ----     ----     ----
    Rate of return on plan assets..................................  9.00%    9.00%    9.50%
    Discount rate..................................................  7.25     8.00     9.00
    Rate of increase in future compensation levels.................  4.70     5.20     6.20

The Company has a savings and profit sharing plan that is interrelated with an employee stock ownership plan (ESOP). Employees are eligible to participate in these plans if they meet certain service requirements. Benefits are based on the Company's financial performance. A portion of these benefits is payable under the ESOP in shares of the Company's common stock.

In 1990, the ESOP borrowed $18,600,000 from a third party to purchase 800,000 shares of the Company's common stock. This loan, unconditionally guaranteed by the Company, bears interest at a rate equal to Reserve Adjusted LIBOR plus .35% and is payable in eight annual instalments ending January 31, 1997. At December 31, 1994, the balance of the ESOP loan was $9,451,000 at an interest rate of 6.54%, and unallocated ESOP shares were 406,495.

During 1994, ESOP expense included an accrual of $2,450,000 to cover the loan payment due on January 31, 1995, and interest expense, net of dividends, on the ESOP loan of $473,000. The dividends used to service the ESOP debt, which were paid on shares held by the ESOP, were $1,188,000 in 1994 and $697,000 in 1993; there were no dividends in 1992. The Company accrued additional contributions to the savings and profit sharing plan of $2,100,000 in 1994; the Company accrued no such additional contributions in 1993 or 1992.

The Company has a plan providing severance benefits for certain employees of the Company and its subsidiaries with respect to certain terminations of employment within two years after a change in control of the Company. Approximately 3,800 employees are potentially eligible for benefits under the plan. Existing compensation and benefit plans have been amended to protect previously earned compensation and future benefits in the event of a change in control of the Company.

The Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" as of January 1, 1993. SFAS No. 106 requires a calculation of the present value of expected benefits to be paid to employees after their retirement and an allocation of those benefits to the periods in which employees render service to earn the benefits. For employees retiring prior to December 31, 1993, the Company provided $5,000 of life insurance and a Medicare premium supplement and permitted those under 65 to participate in the Company's medical plan by paying the full group rate; full-time employees pay approximately 25% of the group rate. Those retiring after December 31, 1993, will not receive the Medicare supplement and will pay premiums for life and medical insurance reflecting the Company's full cost of coverage for retirees.

The initial transition obligation associated with the adoption of SFAS No. 106 was $3,600,000. In accordance with the statement, the Company will recognize this liability over the remaining service periods of plan participants. Since eligibility for these Company-subsidized benefits ceased at December 31, 1993, this period ranges from approximately three years for the medical insurance to thirteen years for the life insurance and Medicare supplements.


The table below sets forth the status of the Company's accumulated postretirement benefit obligation, which was unfunded as of December 31:

Accumulated Postretirement Benefit Obligation:

                                                                            1994        1993
                                                                           -------     -------
                                                                             (IN THOUSANDS)
Accumulated postretirement benefit obligation............................  $(3,086)    $(3,597)
Unrecognized net (gain) loss.............................................     (273)        186
Unrecognized prior service cost..........................................       --          --
Unrecognized net transition obligation...................................    2,801       3,152
                                                                           -------     -------
Net postretirement benefit liability.....................................  $  (558)    $  (259)
                                                                           =======     =======

Postretirement benefit expense was $613,000 in 1994 and $619,000 in 1993.

Increasing the health care cost trend by 1% in each year would not materially affect the accumulated postretirement benefit obligation as of December 31, 1994, or the aggregate of the service and interest components of the net periodic postretirement benefit cost for the twelve months ended December 31, 1994. The present value of the accumulated benefit obligation assumed a 8.50% discount rate compounded annually.

Effective January 1, 1994, the Company adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits." SFAS No. 112 covers all postemployment benefits not already covered by the two prior accounting pronouncements. Adoption of SFAS No. 112 resulted in additional postemployment benefits of $1,615,000, which were recorded in the first quarter of 1994 at $932,000 on an after-tax basis. The annual cost of postemployment benefits to former employees for 1994 was $1,851,000.

NOTE 12.  OTHER NONINTEREST INCOME


The major components of other noninterest income were:

                                                                    YEAR ENDED DECEMBER 31
                                                                 1994        1993        1992
                                                                -------     -------     -------
                                                                        (IN THOUSANDS)
Credit card fees..............................................  $19,549     $18,892     $19,398
Processing fees...............................................   16,174      13,788      12,624
Trust fees....................................................   14,127      14,559      14,810
Investment management and brokerage fees......................    8,293       6,318       4,197
Mortgage banking fees.........................................    7,152      11,972      10,207
International fees............................................    6,344       5,845       6,035
Other noninterest income......................................   25,731      21,939      19,939
                                                                -------     -------     -------
                                                                $97,370     $93,313     $87,210
                                                                =======     =======     =======


NOTE 13.  OTHER OPERATING EXPENSES


The major components of other operating expenses were:

                                                                   YEAR ENDED DECEMBER 31
                                                               1994         1993         1992
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
Marketing and public relations.............................  $ 22,726     $ 21,341     $ 17,033
FDIC insurance.............................................    21,708       21,949       19,289
Service bureau and other data processing...................    17,443       16,538       15,602
Printing and supplies......................................    12,767       12,997       12,557
Professional services......................................    10,807       13,744       12,482
Postage....................................................     8,711        8,290        8,201
Legal and consulting.......................................     8,516        6,609        9,763
Other operating expenses...................................    28,512       27,699       27,385
                                                             --------     --------     --------
                                                              131,190      129,167      122,312
OREO and legal expenses related to workout.................     9,838       17,468       18,450
                                                             --------     --------     --------
                                                             $141,028     $146,635     $140,762
                                                             ========     ========     ========


NOTE 14.  INCOME TAXES


The provision for income taxes was comprised of the following:

                                                                    YEAR ENDED DECEMBER 31
                                                                 1994        1993        1992
                                                                -------     -------     -------
                                                                        (IN THOUSANDS)
Provision for:
     Federal income tax.......................................  $50,449     $32,254     $25,101
     State income tax.........................................   23,073      14,818      11,350
                                                                -------     -------     -------
                                                                $73,522     $47,072     $36,451
                                                                =======     =======     =======

The current and deferred components of the provision were as follows:

                                                                    YEAR ENDED DECEMBER 31
                                                                 1994        1993        1992
                                                                -------     -------     -------
                                                                        (IN THOUSANDS)
Current taxes payable:
     Federal..................................................  $44,370     $31,084     $26,940
     State....................................................   19,936      13,313      11,350
                                                                -------     -------     -------
                                                                $64,306     $44,397     $38,290
                                                                =======     =======     =======
Deferred taxes (benefit):
     Federal..................................................  $ 6,079     $ 1,170     $(1,839)
     State....................................................    3,137       1,505          --
                                                                -------     -------     -------
                                                                $ 9,216     $ 2,675     $(1,839)
                                                                =======     =======     =======

The major components of deferred income tax expense (benefit) were as follows:

                                                                    YEAR ENDED DECEMBER 31
                                                                 1994        1993        1992
                                                                -------     -------     -------
                                                                        (IN THOUSANDS)
Loan losses...................................................  $10,689     $ 9,360     $ 6,628
Depreciation..................................................   (1,879)     (1,859)     (1,408)
Loan fees, net................................................    1,918        (348)       (211)
Pension credit................................................       23        (360)        (31)
Lease financing...............................................   (2,891)     (2,973)       (439)
Provision for OREO reserve, net...............................    5,607      (3,300)     (4,947)
Deferred compensation.........................................   (1,811)        518        (981)
Other, net....................................................   (2,440)      1,637        (450)
                                                                -------     -------     -------
                                                                $ 9,216     $ 2,675     $(1,839)
                                                                =======     =======     =======

The differences between the effective income tax rate and the nominal federal tax rate on income before taxes are reconciled as follows:

                                                                     1994       1993       1992
                                                                     ----       ----       ----
Nominal federal tax rate...........................................  35.0%      35.0%      34.0%
State tax rate, net of federal tax benefit.........................   8.2        8.4        7.8
Tax-exempt income..................................................  (1.7)      (2.3)      (2.6)
Alternative minimum tax............................................    --         --       (1.4)
Non-deductible goodwill............................................    .1         .2         .6
Utilization of tax credits.........................................   (.7)       (.4)       (.1)
Other..............................................................   (.5)        .1        (.2)
                                                                     ----       ----       ----
                                                                     40.4%      41.0%      38.1%
                                                                     ====       ====       ====

At December 31, 1994 and 1993, and January 1, 1993, the Company had gross deferred tax assets and gross deferred tax liabilities as follows:

                                                         DECEMBER 31,     DECEMBER 31,     JANUARY 1,
                                                             1994             1993            1993
                                                         ------------     ------------     ----------
                                                                        (IN THOUSANDS)
Deferred income tax assets:
  Loan losses..........................................     $63,211          $73,900         $ 83,260
  OREO reserve.........................................       7,365           12,972            9,672
  Loan fees, net.......................................       3,210            5,128            4,780
  Deferred compensation................................       5,447            3,636            4,154
  Other, net...........................................       2,754              223              294
                                                            -------          -------         --------
                                                             81,987           95,859          102,160
                                                            =======          =======         ========

Deferred income tax liabilities:
  Lease financing......................................      10,474           13,365           16,338
  Depreciation.........................................       7,049            8,928           10,787
  Pension credit.......................................       5,598            5,575            5,935
  Other, net...........................................       2,890            2,606            1,040
                                                            -------          -------         --------
                                                             26,011           30,474           34,100
                                                            -------          -------         --------
     Net deferred income tax asset.....................     $55,976          $65,385         $ 68,060
                                                            =======          =======         ========

It is expected that the existing net deductible temporary differences, which give rise to the net deferred tax asset, will be realized.

NOTE 15. FINANCIAL INSTRUMENTS WITH CREDIT RISK AND OFF-BALANCE SHEET RISK AND DERIVATIVE FINANCIAL INSTRUMENTS

CONCENTRATION OF CREDIT RISK -- The Company is a commercial banking organization, providing diversified financial services to individuals, businesses, governmental units, and other banks. The Company provides a comprehensive range of credit, non-credit, and international banking products and services to the New England region, with particular emphasis in the Commonwealth of Massachusetts, and accordingly is affected by general economic conditions in the region.

OFF-BALANCE SHEET RISK -- In the normal course of business, the Company occasionally uses various off-balance sheet commitments and financial instruments for interest rate risk management purposes and to accommodate certain financing requirements of customers. These commitments and financial instruments may include loan commitments, interest rate swaps and options, standby letters of credit, loans sold with recourse, letters of credit, forward contracts, interest rate caps, and interest rate floors. These instruments involve varying degrees of credit and market risk in excess of the amounts included in the consolidated balance sheet. The contract or notional amounts of these instruments reflect the extent of the Company's involvement in each particular class of financial instrument. The Company's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees under recourse arrangements is represented by the contractual amount of those instruments. The Company uses the same credit policies in extending commitments and conditional obligations as it does for on-balance sheet instruments. For interest rate swaps, caps, and floors, the contract or notional amounts do not represent an exposure to credit loss. The Company controls the credit risk of its interest rate swap agreements through credit approvals, limits, and monitoring procedures in conjunction with its interest rate risk management activities. Unless otherwise noted, the Company does not require collateral or other security to support financial instruments with credit risk.

DERIVATIVE FINANCIAL INSTRUMENTS -- The Company has only limited involvement with derivative financial instruments for interest rate risk management and trading purposes.

Off-balance sheet and derivative financial instruments at December 31, 1994 and 1993, were as follows:

                                                                        CONTRACT OR NOTIONAL
                                                                               AMOUNT
                                                                      -------------------------
                                                                         1994           1993
                                                                      ----------     ----------
                                                                           (IN THOUSANDS)
Loan commitments....................................................  $3,065,000     $2,763,000
Standby letters of credit...........................................     146,000        164,000
Foreign exchange contracts..........................................      99,000         44,000
Loans sold with recourse............................................      38,000         46,000
Forward commitments.................................................      23,000        134,000
Securities purchase and sell commitments............................      15,000         29,000
Interest rate swaps and options.....................................      14,000          8,000
Letters of credit...................................................      14,000         15,000
Municipal note purchase agreements..................................       2,000          4,000

LOAN COMMITMENTS, LETTERS OF CREDIT, AND STANDBY LETTERS OF CREDIT -- Loan commitments and letters of credit are granted under the same credit policies used for on-balance sheet outstandings. Commitments are subject to various terms and conditions that have to be met before being drawn upon and have a fixed expiration date. The nature of many commitments is such that they are expected to expire without being drawn upon, thus not requiring future funding by the Company. The fair value of loan commitments was $3,500,000 and $2,100,000 at December 31, 1994 and 1993, respectively.

Letters of credit are documents, principally related to export and import trade transactions, issued by the Company on behalf of its customers in favor of third parties, who can present demands on the Company within specified terms and conditions. Standby letters of credit are conditional commitments to guarantee the performance of a customer to a third party. The fair value of letters of credit was $177,000 and $175,000 at December 31, 1994 and 1993, respectively.

FOREIGN EXCHANGE CONTRACTS -- The Company enters into offsetting agreements to purchase foreign currency and, in turn, to sell it to customers. Credit risk exists because in the event that a customer fails to take delivery of the foreign currency, the Company is required to resell it to the market. The fair value of foreign exchange contracts was $780,000 and $552,000 at December 31, 1994 and 1993, respectively.

LOANS SOLD WITH RECOURSE -- The Company sells residential mortgage loans to the secondary market in connection with its mortgage banking business. While the majority of these loans are sold on a nonrecourse basis, there is a nominal dollar amount of recourse loans. All residential mortgage loans are subject to the same credit policies, and off-balance sheet loans with recourse have the same credit risk as on-balance sheet loans. If a borrower defaults on a loan sold with recourse, it is sold back to the Company to initiate normal collection efforts.

FORWARD COMMITMENTS -- The Company enters into forward contract commitments to reduce the market risk associated with originating residential mortgage loans for sale. Contractual terms of forward commitments specify the aggregate amount of the contract, the interest rate or prices at which loans are to be delivered, and the period covered. The market risk to the Company is the potential inability to originate loans at prices specified in the contract within the commitment period, thus resulting in a potential difference between loan origination requirements under contract terms and those loans acquired at market prices to fulfill the commitment. The Company also enters into a limited number of forward rate options with commercial customers, which in turn are hedged in their entirety.

SECURITIES PURCHASE AND SELL COMMITMENTS -- In connection with its capital markets activities, the Company regularly commits to purchase and sell securities.

INTEREST RATE SWAPS AND OPTIONS -- The Company uses interest rate swap contracts and options in conjunction with asset and liability management activities and to adjust interest rate risk associated with specific customer transactions. These agreements allow the Company to exchange fixed or variable interest rate payment amounts on existing assets or liabilities without changing the terms or amount of the underlying principal. Interest rate swaps are stated in notional terms, which represent the aggregate amount of the specific asset or liability being hedged by the interest rate swap transaction. However, the actual exposure to credit risk is the stream of interest payments under the contractual terms of the swap, not the notional amount. The Company manages the credit risk by entering into interest rate swap agreements only with highly regarded counterparties after a credit review process.

MUNICIPAL NOTE PURCHASE AGREEMENTS -- In connection with its capital markets activities, the Company has committed to purchase certain municipal securities from investors in the event that the issuing municipality fails to pay principal or interest when due.

NOTE 16.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

Under the provisions of SFAS No. 107, "Disclosures about the Fair Value of Financial Instruments," the Company is required to estimate and disclose the fair value of certain of its on- and off-balance sheet financial instruments. SFAS No. 107 defines what constitutes a financial instrument and recommends general methodologies to determine fair value.

The fair value of a financial instrument as defined in SFAS No. 107 is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices are used to establish fair value when they are available for a particular financial instrument, and present value and other valuation techniques are utilized to estimate the fair value of financial instruments that do not have quoted market prices.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which disclosure is required by SFAS No. 107.

CASH AND DUE FROM BANKS AND INTEREST-BEARING DEPOSITS AND OTHER SHORT-TERM INVESTMENTS -- The current fair value of these financial instruments is defined as the amount recorded in the balance sheet categories.

SECURITIES PORTFOLIOS -- Securities available for sale, investment securities, and trading account securities are financial instruments that are usually traded in broad markets. Fair values are based upon market prices and dealer quotes. If a quoted market price is not available for a particular security, the fair value is determined by reference to quoted market prices for securities with similar characteristics.

LOANS -- For certain homogeneous categories of instalment loans, including student loans and credit card receivables, fair value has been estimated using quoted market prices for similar loans. The fair value of other instalment loans, including automobile financing, was determined by discounted cash flow techniques using interest rates for similar loans at December 31, 1994 and 1993. Credit risk factors were incorporated in the discount rates used for these loans and are reflected in the market prices obtained for homogeneous loans.

The fair value of residential mortgage loans, including ARMs and fixed-rate loans, was determined using discounted cash flow techniques with year-end interest rates, and by comparison with quoted market prices for mortgage-backed securities with similar interest rates and terms. The analysis also reflected estimated prepayment factors.

The fair value of both fixed- and variable-rate commercial and commercial real estate loans was determined by discounted cash flow techniques. Year-end 1994 and 1993 interest rates were used that incorporated the risk of credit loss associated with each type of loan, based on an evaluation performed as of December 31, 1994 and 1993.

OTHER ASSETS -- Financial instruments classified as other assets that are subject to the disclosure requirements of SFAS No. 107 consist principally of interest receivable, excess mortgage servicing rights, and required investments in low-income housing limited partnerships. The carrying amounts of these financial instruments approximate their fair value.

DEPOSITS -- The fair value of demand deposits, NOW and savings accounts, and money market deposits is defined by SFAS No. 107 as the amount payable on demand at the reporting date. Therefore, for these financial instruments, the amounts recorded in the balance sheet are also reported as their fair value under the provisions of the statement, and no core deposit value was derived for fair value disclosure purposes.

The fair value of certificates of deposit with fixed interest rates was estimated by the use of present value techniques. These techniques consider the cash flow related to these certificates, year-end interest rates at which similar certificates were issued with similar remaining maturities, and the probability of early withdrawal if interest rates were to rise.

SHORT-TERM BORROWINGS -- The carrying amounts of federal funds purchased and other short-term borrowings are defined to approximate their fair values.

LONG-TERM DEBT -- The fair value of long-term debt was established by market prices of the debt and present value techniques that consider the debt's remaining maturity and yield and the current credit ratings of the Company.

ACCRUED EXPENSES AND OTHER ACCOUNTS PAYABLE -- Financial instruments included in accrued expenses and other accounts payable that are subject to the disclosure requirements of SFAS No. 107 consist principally of interest payable. The carrying value of interest payable approximates its fair value.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS -- The estimated fair values of loan commitments, standby letters of credit, and foreign exchange contracts are disclosed in Note 15. The fair values of all other off-balance sheet financial instruments were not considered to be material. These financial instruments generally are not sold or traded, and there is no standard methodology for determining their fair values. The Company's loan commitments are not beyond normal market terms and do not include fees or conditions other than those associated with customary market practices. The fair value of loan commitments was calculated by determining the discounted present value of the remaining contractual fees over the unexpired commitment period, generally not more than one year. The fair value of securities purchase and sell commitments was determined by reference to the price of the underlying securities. The fair value of standby letters of credit was determined by reference to the current fees charged to issue similar letters of credit. The fair value of forward commitments, foreign exchange contracts, and interest rate swaps was determined by reference to the market for similar instruments.

The fair values of the financial instruments presented, and as determined under the guidelines established by SFAS No. 107 as previously described, depend highly on assumptions as they existed as of December 31, 1994 and 1993, and on the related methodologies applied and do not purport to represent actual economic value in a bona fide transaction with a legitimate buyer under normal market conditions. It should also be noted that different financial institutions will use different assumptions and methodologies in determining fair values such that comparisons between institutions may be difficult. The Company did not attempt to determine the fair value of its substantial base of core deposits, as their disclosure is not required and due to the lack of generally accepted, industry-wide methodology for determining such values. With that understand-ing, the financial statement amounts and estimated fair values of financial instruments at December 31, 1994 and 1993, were as follows:

                                                    1994                            1993
                                          -------------------------       -------------------------
                                          FINANCIAL         FAIR          FINANCIAL         FAIR
                                          STATEMENT        VALUE          STATEMENT        VALUE
                                          ----------     ----------       ----------     ----------
                                                               (IN THOUSANDS)
Financial assets
Cash and due from banks.................  $  829,170     $  829,170       $  632,985     $  632,985
Interest-bearing deposits and other
  short-term investments................     166,286        166,286          803,068        803,068
Trading accounts........................      27,416         27,416           14,595         14,595
Securities portfolios...................   2,776,851      2,702,186        2,228,063      2,238,537
Loans (net of allowance):
Commercial and commercial real estate...   2,382,321      2,425,000        2,146,686      2,210,000
Consumer................................   4,119,364      4,182,000        3,784,988      3,980,000
                                          ----------     ----------       ----------     ----------
                                           6,501,685      6,607,000        5,931,674      6,190,000
Financial liabilities
Deposits:
Demand, NOW, savings, and money
  market deposit accounts...............  $7,729,339     $7,729,339       $7,749,919     $7,749,919
Consumer time...........................   1,095,357      1,087,000          993,945      1,003,000
Time -- $100,000 or more................     175,663        175,663           34,957         34,957
Federal funds purchased and other
  short-term borrowings.................     849,517        849,517          507,820        507,820
Long-term debt..........................      51,154         51,000           54,488         54,000

NOTE 17.  CONTINGENCIES

The Company and its subsidiaries are involved in a number of legal proceedings arising in the normal course of business. After reviewing such matters, the Company believes that their resolution will not materially affect its results of operations or financial position.

NOTE 18.  QUARTERLY DATA (UNAUDITED)

Summarized quarterly financial data for years 1992 through 1994 are as follows:

                                                              YEAR ENDED DECEMBER 31
                                                     ----------------------------------------
                                                        1994           1993           1992
                                                     ----------     ----------     ----------
                                                       (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
    Net interest income
      First Quarter.................................   $108,667       $101,528       $101,271
      Second Quarter................................    112,815        104,917        104,548
      Third Quarter.................................    120,004        108,282        107,428
      Fourth Quarter................................    123,456        109,096        103,265
                                                       --------       --------       --------
                                                       $464,942       $423,823       $416,512
                                                       ========       ========       ========

                                                              YEAR ENDED DECEMBER 31
                                                     ----------------------------------------
                                                        1994           1993           1992
                                                     ----------     ----------     ----------
                                                       (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
    Noninterest income
      First Quarter................................. $   49,715     $   46,896     $   43,309
      Second Quarter................................     54,031         48,751         46,484
      Third Quarter.................................     52,557         51,904         46,801
      Fourth Quarter................................     50,985         50,973         47,287
                                                     ----------     ----------     ----------
                                                     $  207,288     $  198,524     $  183,881
                                                     ==========     ==========     ==========

    Net securities gains
      First Quarter................................. $       39     $       --     $   35,413
      Second Quarter................................        436            358            393
      Third Quarter.................................         --             49             --
      Fourth Quarter................................       (272)             4         41,123
                                                     ----------     ----------     ----------
                                                     $      203     $      411     $   76,929
                                                     ==========     ==========     ==========
    Provision for loan losses and OREO reserve
      First Quarter................................. $    8,937     $   18,500     $   60,210
      Second Quarter................................      8,500         16,892         38,619
      Third Quarter.................................      8,415         16,800         27,754
      Fourth Quarter................................      7,520          9,138         25,735
                                                     ----------     ----------     ----------
                                                     $   33,372     $   61,330     $  152,318
                                                     ==========     ==========     ==========
    Net income
      First Quarter................................. $   21,279     $   12,761     $    8,229
      Second Quarter................................     26,422         14,207          6,515
      Third Quarter.................................     29,033         18,001         10,436
      Fourth Quarter................................     30,703         22,682         34,057
                                                     ----------     ----------     ----------
                                                     $  107,437     $   67,651     $   59,237
                                                     ==========     ==========     ==========
    Average number of outstanding shares
      First Quarter................................. 19,093,447     18,871,018     16,137,694
      Second Quarter................................ 19,154,620     18,937,724     16,203,022
      Third Quarter................................. 19,187,890     19,000,208     16,204,906
      Fourth Quarter................................ 19,255,579     19,004,540     17,329,351
    Earnings per share
      First Quarter................................. $     1.11     $      .68     $      .51
      Second Quarter................................       1.38            .75            .40
      Third Quarter.................................       1.51            .95            .64
      Fourth Quarter................................       1.59           1.19           1.97
                                                     ----------     ----------     ----------
                                                     $     5.60*    $     3.57     $     3.57*
                                                     ==========     ==========     ==========
    Dividends declared
      First Quarter................................. $     0.35     $     0.20             --
      Second Quarter................................       0.35           0.20             --
      Third Quarter.................................       0.45           0.25             --
      Fourth Quarter................................       0.45           0.25             --

                                                                YEAR ENDED DECEMBER 31
                                                     -------------------------------------------
                                                        1994            1993             1992
                                                     ----------      ----------       ----------
                                                       (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
    Dividends paid
      First Quarter................................. $     0.35      $     0.20               --
      Second Quarter................................       0.35            0.20               --
      Third Quarter.................................       0.45            0.25               --
      Fourth Quarter................................       0.45            0.25               --
    Range of BayBanks, Inc., common stock -- last
      sale price
      First Quarter................................. $57 1/4-50      $52 1/8-38 3/4   $31 1/4-18 3/4
      Second Quarter................................  64 1/8-54 1/2   51 1/4-38 1/4    36 7/8-26 3/4
      Third Quarter.................................  63    -54 1/4   50 1/2-43 1/4    36 1/2-28 3/4
      Fourth Quarter................................  59 1/2-51       50 3/4-43 1/4    40 3/4-30 1/8

---------------
* The sum of the quarters' earnings per share for 1994 and 1992 does not equal the full-year amount due to the effect of the issuance of common stock.


NOTE 19.  PENDING ACQUISITION OF A FINANCIAL INSTITUTION

On December 23, 1994, the Company announced that it had agreed to acquire the southern New Hampshire-based holding company NFS Financial Corp. (NFS), parent company of NFS Savings Bank, FSB and Plaistow Cooperative Bank, FSB. The stockholders of NFS will receive $20.15 in cash and .2038 shares of BayBanks, Inc., common stock for each share of NFS common stock held. The merger consideration is subject to adjustment under certain circumstances if the market value of the Company's stock at the closing date is less than $43.50 or more than $63.00 per share. The acquisition, approved by the boards of directors of both companies, is subject to approval by the stockholders of NFS and various federal and state regulatory agencies. NFS had total assets of approximately $619,000,000 at December 31, 1994. The acquisition will be accounted for as a purchase.